Exhibit 99.4

AMENDED AND RESTATED OFFER LETTER AND RELOCATION AGREEMENT

THIS AMENDED AND RESTATED OFFER LETTER, RELOCATION GUIDELINES AND RELOCATION AGREEMENT (the “Agreement”) is made effective as of May 19, 2011 (the “Effective Date”) between ENTROPIC COMMUNICATIONS, INC. (the “Company”) and Michael Farese (“Employee”). As of the Effective Date this Agreement amends, restates and supersedes in their entirety the employment offer letter between Employee and the Company dated April 13, 2010 and revised April 23, 2010 (the “Offer Letter”), the Relocation Agreement dated April 14, 2010 and the Relocation Expense Guidelines dated April 13, 2010 (the “Relocation Guidelines”).

RECITALS

A. Employee is presently employed as the Senior Vice President, Engineering and Operations.

B. Employee and the Company desire to amend and restate the Offer Letter, Relocation Agreement and Relocation Expense Guidelines (together the “Prior Agreements”) in each case effective as of the Effective Date, to memorialize in writing their understanding regarding the terms of Employee’s continued employment and compensation with the Company, including the terms and conditions the expenses related to the Employee’s relocation and commuting expenses, as set forth herein.

AGREEMENT

In consideration of the promises and of the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties do hereby agree as follows:

1.	EMPLOYMENT.

1.1.	Position. Employee will serve in a full-time capacity Senior Vice President, Engineering and Operations working from the Company’s headquarters in San Diego, California. Employee will report to Patrick Henry, Chief Executive Officer. By signing this letter agreement, Employee represents and warrants to the Company that he is under no contractual commitments inconsistent with his obligations to the Company.

1.2.	Salary. Employee will be paid at a semi-monthly rate of $11,458.34 (or $275,000 annualized) payable in accordance with the Company’s standard payroll practices.

1.3.	Bonus.* Employee will be eligible for an annual bonus of up to fifty percent (50%) of Employee’s eligible earnings based on achievement of both corporate and individual performance and in accordance with the Company’s Management Bonus Plan. Employee’s eligibility under the Management Bonus Plan will begin on Employee’s first day of employment and will be prorated based on your eligible earning for the plan year. All bonus payments are made at the discretion of the Company and the Bonus Plan may be modified or cancelled by the Company.

1.4.	Employee Benefits. As a regular full-time employee of the Company, Employee will be eligible to participate in a number of Company-sponsored benefits in accordance with the terms of the Company’s benefit plans. In addition, Employee will be entitled to paid time off in accordance with the Company’s policy. The Company reserves the right to change or eliminate these benefits on a prospective basis at any time.

*	Entropic reserves the right to review all compensation plans and make changes, additions, and/or deletions at any time. To be eligible to receive any payment you must be on the active Entropic payroll at the time of each payment.

1.5.	Stock Options. In connection with the commencement of Employee’s employment, the Company will recommend that the Board of Directors grant Employee an option to purchase 270,000 (two hundred seventy thousand) shares of the Company’s Common Stock and a grant of a restricted stock unit covering 30,000 (thirty thousand) shares of the Company’s Common Stock (the “Restricted Stock Unit”). Both the stock options and Restricted Stock Unit grants are subject to the terms of the Company’s 2007 Equity Incentive Plan (the “Plan”), the form of stock option and restricted stock unit agreements and approval of the Company’s Compensation Committee. The stock options will vest over a four-year period with a 25% cliff vest one year from the date of grant, and monthly thereafter, in accordance with the standard option plan approved by the Board of Directors. The Restricted Stock Unit shall vest 25% per year on the first, second, third and fourth anniversary of the date of grant, in accordance with the standard plan approved by the Board of Directors. Vesting for the stock options and Restricted Stock Unit will, of course, depend on Employee’s continued employment with the Company.

2.	RELOCATION.

2.1.	Relocation Expenses. The Company is prepared to assist Employee with the cost of Employee’s relocation to the San Diego area and commuting expenses from Employee’s principal place of residence to Employee’s work location in San Diego, CA. The Company will provide relocation assistance for relocation and commuting expenses (the “Relocation Assistance”) up to $110,000.00. according to the terms and conditions detailed in the Relocation Agreement and Relocation Expense Guidelines, attached as EXHIBIT A.

3.	GENERAL PROVISIONS.

3.1.	Legal Proof of Identity & Authorization to Work. As required by law, Employee’s employment with the Company is contingent upon Employee providing legal proof of identity and authorization to work in the United States within three (3) days of the beginning of your employment.

3.2.	Reference and Background Checks. This offer and Employee’s employment are contingent upon reference and background checks and the satisfactory completion of both. The reference check is complete to the Company’s satisfaction. The background check shall be processed upon receipt of the requisite personal information and release form required to process.

3.3.	Confidential Information and Invention Assignment Agreement. Like all Company employees, Employee will be required, as a condition of employment with the Company, to sign the Company’s standard Employee Innovations and Proprietary Rights Assignment Agreement in the form attached hereto as EXHIBIT B.

3.4.	Change of Control Agreement. The Company has entered into Change of Control Agreement with Employee, attached hereto as EXHIBIT C.

3.5.

At Will Employment. Employment with the Company is for no specific period of time. Employee’s employment with the Company will be “at will”, meaning that either Employee or the Company will be entitled to terminate Employee’s employment at any time and for any reason, with or without Cause. Any contrary representations, which may have been made to Employee, are superseded by this offer. This is the full and complete agreement between Employee and the Company on this term. Although Employee’s job duties, title, compensation and benefits, as well as the Company’s

*	Entropic reserves the right to review all compensation plans and make changes, additions, and/or deletions at any time. To be eligible to receive any payment you must be on the active Entropic payroll at the time of each payment.

personnel policies and procedures, may change from time to time, the “at will” nature of Employee employment may only be changed in an express written agreement signed by Employee and a duly authorized officer of the Company with Board of Directors’ approval.

3.6.	Outside Activities. During Employee’s employment with the Company, Employee must not engage in any work, paid or unpaid, that creates an actual conflict of interest with the Company. Such work shall include, but is not limited to, directly or indirectly competing with the Company in any way, or acting as an officer, director, employee, consultant, stockholder (holding more than 1% of the entity’s outstanding shares), volunteer, lender, or agent of any business enterprise of the same nature as, or which is in direct competition with, the business in which the Company is now engaged or in which the Company becomes engaged during Employee’s employment with the Company, as may be determined by the Company in its sole discretion. If the Company believes such a conflict exists, the Company may ask Employee to choose to discontinue the other work or resign employment with the Company. While Employee renders services to the Company, Employee also will not assist any person or organization in competing with the Company, in preparing to compete with the Company, or in hiring any employees from the Company.

3.7.	Withholding Taxes. All forms of compensation referred to in this letter are subject to reduction to reflect applicable withholding and payroll taxes.

3.8.	Entire Agreement. This letter and the Exhibits attached hereto contain all of the terms of Employee’s employment with the Company and supersede any prior understandings or agreements, whether oral or written, between Employee and the Company.

3.9.	Amendment and Governing Law. This letter agreement may not be amended or modified except by an express written agreement signed by Employee and a duly authorized officer of the Company. The terms of this letter agreement and the resolution of any disputes will be governed by California law.

3.10.	Expense Reimbursement. The Company shall promptly reimburse Employee for all actual and reasonable business expenses incurred by Employee in connection with your employment, including, without limitation, expenditures for entertainment, travel, or other expenses, providing that (i) the expenditures are of a nature qualifying them as legitimate business expenses, and (ii) Employee furnishes to the Company adequate records and other documentary evidence reasonably required by the Company to substantiate the expenditures.

3.11.	Dispute Resolution. In the event of any dispute or claim relating to or arising out of the employment relationship between Employee and the Company, Employee and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration, paid for by the Company, before JAMS under its then-existing rules for the resolution of employment disputes. The exclusive venue for the arbitration shall be San Diego, California. Any arbitration award may be entered in any court having competent jurisdiction. The prevailing party in any arbitration shall be entitled to an award of his or its reasonable attorney’s fees and expert witness costs in addition to any other relief awarded by the trier of fact.

3.12.

Severability. If any provision of this letter agreement shall be invalid or unenforceable, in whole or in part, the provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this letter agreement, as the case may require, and this letter

*	Entropic reserves the right to review all compensation plans and make changes, additions, and/or deletions at any time. To be eligible to receive any payment you must be on the active Entropic payroll at the time of each payment.

agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated in this letter agreement as so modified or restricted, or as if the provision had not been originally incorporated in this letter agreement, as the case may be.

3.13.	Headings. Section headings in this letter agreement are for convenience only and shall be given no effect in the construction or interpretation of this letter agreement.

3.14.	Notice. All notices made pursuant to this letter agreement, shall be given in writing, delivered by a generally recognized overnight express delivery service, and shall be made to the principal place of business of the Company if you are giving notice to the Company and to your residence if the Company is giving you notice.

3.15.	Mitigation. Employee shall not have a duty to mitigate any breach by the Company of this Agreement.

3.16.	Entry Into This Agreement. This Agreement may be entered into by facsimile and in counterparts, all of which taken together shall be one agreement.

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

EMPLOYEE:		ENTROPIC COMMUNICATIONS, INC.

Signature:	/s/ Michael Farese	By:	/s/ Suzanne Zoumaras

Michael Farese	Title:	Vice President, Human Resources

Address:	6290 Sequence Drive San Diego, California 92121

*	Entropic reserves the right to review all compensation plans and make changes, additions, and/or deletions at any time. To be eligible to receive any payment you must be on the active Entropic payroll at the time of each payment.